SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549




                            FORM 8-K



                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



 Date of Report (Date of Earliest Event Reported):  December 31, 1997




                     STIFEL FINANCIAL CORP.
     (Exact Name of Registrant as specified in its Charter)



      Delaware               1-9305              43-1273600
     (State of          (Commission File        (IRS Employer
   Incorporation)           Number)          Identification No.)



                       500 North Broadway
                 St. Louis, Missouri 63102-2188
  (Address of principal executive offices, including zip code)




                         (314) 342-2000
      (Registrant's telephone number, including area code)

                     STIFEL FINANCIAL CORP.
                            FORM 8-K
                     Dated December 31, 1997

Item 5. Other Event
     Stifel  Financial  Corp. (the "Registrant")  announced  that members of AEGON USA, Inc. Insurance Group ("AEGON") sold 1,150,000 shares of the Registrant's common stock. AEGON had acquired 1,417,707 shares of the Registrant's shares in September and October, 1997, by conversion of $10,000,000 senior convertible notes. AEGON informed the Registrant that, due to its policy based preference for fixed-income investments, they would not likely be a long-term holder of the stock. After the sale, AEGON owns less than 5 percent of the Registrant's outstanding common stock.

     The Western and Southern Life Insurance Company ("Western & Southern") has purchased 925,000 shares of the Registrant's outstanding common stock, representing a 14.9 percent interest in the Registrant, from AEGON. Western & Southern, located in Cincinnati, Ohio, is part of the Western-Southern Enterprise which consists of four insurance companies, an investment products concern, a financial services organization, an investment advisory firm and a real estate asset management company. Western-Southern Enterprise has assets in excess of $12 billion and life insurance in force of approximately $54 billion. Western & Southern is a 109 year old life insurance company, licensed in 44 states, that is rated AAA (highest) for claims paying ability by Standard & Poor's and Duff & Phelps and A++ (superior) by A. M. Best. Western & Southern respects the registrant's desire to remain an independent company.

     In addition, Stifel, Nicolaus Stock Ownership Plan and Trust has purchased 225,000 shares from AEGON. The Registrant's Board of Directors approved a 15 year loan to finance the purchase of these shares.


Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits

 (a)  Financial Statements of Businesses Acquired.

      None.

 (b)  Pro Forma Financial Information.

      None.

 (c)  Exhibits.

      Exhibit 99: Press Release

                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   STIFEL FINANCIAL CORP.


Date:  January 6, 1998             By:       /s/  Stephen J. Bushmann
                                         Name:    Stephen J. Bushmann
                                         Title:   Chief Financial Officer